SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

eHealth, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0470789
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

440 East Middlefield Road Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-133526
(If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $0.001 par value	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

Item 1. Description of Registrant’s Securities to be Registered.

See the “Description of Capital Stock” section included in the Registration Statement on Form S-1 (File No. 333-133526) of eHealth, Inc. (the “Registrant”), initially filed with the Securities and Exchange Commission on April 25, 2006, as amended (the “S-1 Registration Statement”), which section is hereby incorporated by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1*	Form of Amended and Restated Certificate of Incorporation of the Registrant, to take effect on the closing of the offering. (incorporated herein by reference to Exhibit 3.1 of the S-1 Registration Statement)

3.1.1*	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.1.1 of the S-1 Registration Statement)

3.2*	Form of Amended and Restated Bylaws of the Registrant, to take effect upon the closing of the offering (incorporated herein by reference to Exhibit 3.2 of the S-1 Registration Statement)

3.2.1*	Bylaws of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.2.1 of the S-1 Registration Statement)

4.1*	Form of the Registrant’s Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the S-1 Registration Statement)

10.6*	Amended and Restated Investors’ Rights Agreement, dated May 23, 2005 (incorporated herein by reference to Exhibit 10.6 of the S-1 Registration Statement)

*	Filed as an exhibit to the S-1 Registration Statement and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 10, 2006	EHEALTH, INC.

	By:	/s/ Gary L. Lauer
	Name:	Gary L. Lauer
	Title:	President, Chief Executive Officer and Chairman